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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of General Growth Properties, Inc. on Form S-3 of our report dated July 19, 1996 on our audit of the Statement of Revenues and Certain Expenses of Park Mall for the year ended December 31, 1995, which report is included in the Current Report on Form 8-K/A of General Growth Properties, Inc. dated February 18, 1997. We also consent to all references to our firm included in or made a part of this Registration Statement.



                                           /s/ ADDISON, ROBERTS & LUDWIG, P.C.





Tucson, Arizona
August 5, 1997